                                                               Exhibit 99(h)(13)

                                   Schedule D

                              Performance Standards
                           Revised as of July 1, 2001

1.   Transaction Processing
     ----------------------

Transaction Type Performance Standards

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Transaction Type                    Unacceptable - Penalty            Standard Performance             Exceptional - Award
------------------------------------------------------------------------------------------------------------------------------------
New Accounts                        * 79.7%                           79.7% - 89.9%                    **  90.0%
------------------------------------------------------------------------------------------------------------------------------------
Financial                           * 96.4%                           96.4% - 99.0%                    **  99.1%
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Non-Financial                       * 87.2%                           87.2% - 92.6%                    **  92.7%
------------------------------------------------------------------------------------------------------------------------------------
Overall                             * 91.9%                           91.9% - 95.1%                    ** 95.26%
------------------------------------------------------------------------------------------------------------------------------------

.. Performance will be measured by NQR based on a sample of approximately 266 account transactions each month and reported monthly. Transactions will be reviewed for accuracy and timeliness. All "exceptions" will be noted. A transaction with no "exceptions" will result in such transaction being deemed "acceptable". The above table identifies the percentage of acceptable transactions from the sample pool during the applicable time period. Penalties or awards will be paid quarterly based on average quarterly averages.

.. Penalties or Awards will be applied quarterly to the next transfer agent fee bill following receipt of the data from NQR.

.. Penalties will be waived for any quarter whereby the overall transaction volume is increased by 30 percent or greater over the prior four-quarter average volumes.

.. Awards will be waived for any quarter whereby the overall transaction volume is decreased by 30 percent or move versus the prior four quarter average volumes.

.. Standards are subject to revision annually each June based on the previous four quarters of performance data from NQR.

.. Measurement under the standards above will begin 7/1/01 and penalties and awards under this Schedule will begin in third quarter 2001.

.. Each of the four transaction categories will be measured separately.
  Transaction processing penalties or awards will be assessed for each category separately where the performance of an individual category falls in a penalty or award range.

*  means less than
** means less than or equals to

2.   Telephone Service Quality
     -------------------------

--------------------------------------------------------------------------------
                              Performance Standard
--------------------------------------------------------------------------------
PFPC telephone quality must be rated by NQR to fall within 2.12 to 2.48 for each quarter.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Measurement                         Unacceptable - Penalty            Standard Performance             Exceptional - Award
                                    ----------------------            --------------------             -------------------
------------------------------------------------------------------------------------------------------------------------------------
Call Quality as Rated by NQR        Rating by NQR below 2.18          Rating by NQR of 2.18 to 2.48    Rating by NQR above 2.48
------------------------------------------------------------------------------------------------------------------------------------
Call Answer Rate as Measured by     * 97%                             97% - 98%                       ** 98%
PFPC Call Monitoring System
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Average Speed of Answer as         ** 30 seconds                      30 -- 20 seconds                 * 20 seconds
Measured by PFPC Call Monitoring
System
------------------------------------------------------------------------------------------------------------------------------------

.. Performance will be measured by NQR each month and reported monthly. Call
  Quality will be reviewed by NQR based on its 27-point evaluation process, and shall include review of approximately 40 Calls per month. Call Answer Rates are based on the percentage of all calls during the period that are answered by PFPC and not abandoned. The Average Speed of Answer will be for all calls answered during the measurement period. Penalties or awards paid quarterly based on quarterly averages.

.. Penalties or Awards will be applied quarterly to the next transfer agent fee bill following receipt of the data from NQR.

.. Penalties will be waived for any quarter whereby the overall call volume is increased by 30 percent or more versus the prior four-quarter average volumes.

.. Awards will be waived for any quarter whereby the overall call volume is decreased by 30 percent or move versus the prior four-quarter average volumes.

.. Standards are subject to revision annually each June based on the previous four quarters of performance data from NQR.

.. Measurement under the standards above will begin 7/1/01 and penalties and awards under this Schedule will begin in third quarter 2001.

.. Each of the three telephone service quality categories will be measured separately. Telephone service quality penalties or awards will be assessed for each category separately where the performance of an individual category falls in a penalty or award range.

*  means less than
** means more than

3.       Maximum Penalties and Award
         ---------------------------
                                        Quarterly  Quarterly  Annual      Annual
                                        Per        Total      Per         Total
         Transaction Processing         Category              Category
         Unacceptable - Penalty         $31,250    $125k      $125k       $500k
         Standard                       $0         $0         $0          $0
         Exceptional - Reward           $12,500    $50k       $50k        $200k


         Telephone Service
         Quality
         Unacceptable - Penalty         $41,666.67 $125k      $166,666.67 $500k
         Standard                       $0         $0         $0          $0
         Exceptional - Reward           $16,666.67 $50k       $66,666.67  $200k

         Additional penalties or awards will be assessed as follows where the performance of all seven measured transaction processing and telephone service categories falls in a penalty or award range.

                                                       Quarterly        Annual
         Additional Penalty/Award
         All Categories Unacceptable- Penalty          $125k            $500k
         Standard                                      $0               $0
         All Categories Exceptional - Award            $50k             $200k


..    In the event that PFPC fails to meet the Standard Performance level in the
     "overall" transaction processing category in every quarter during any one-year period, PFPC shall pay 50% of the NQR-related fees for that year. In the event PFPC fails to meet the Standard Performance level in at least two of the three telephone service quality categories in every quarter during any one-year period, PFPC shall pay 50% (an additional 50% if PFPC is already required to pay 50% under this paragraph) of the NQR-related fees for that year. Total annual NQR-related fees are estimated to be approximately $130,000.

..    In the event that PFPC meets or exceeds the Standard Performance level in the "overall" transaction processing category and in at least two of the three telephone service categories in every quarter during any one-year period, Munder Capital Management will reimburse PFPC for the NQR-related fees for that year.

     Total potential Annual Penalties - $1.5 million + NQR fees
     Total potential Annual Rewards - $600k + NQR fees

4.       Service Related Termination Guidelines
         --------------------------------------

         Subject to the opportunity to cure described below, the Funds may terminate the Transfer Agency and Registrar Agreement(s) between the Funds and PFPC in the event that a "performance failure":

.. Occurs in both transaction processing and telephone service quality in two consecutive quarters during any rolling four-quarter period.

                                      -or-

.. Occurs in any single functional area in three consecutive quarters during any rolling four-quarter period.

.. In the event of a performance failure, PFPC will be given 60 days in which to bring the performance in any category causing a "performance failure" back up to the Standard Performance level. At the end of the 60-day period if such performance is still below the Standard Performance levels, the Funds may at their discretion, notify PFPC of their intent to terminate the Transfer Agency and Registrar Agreement(s).

.. Any quarter during which transaction or call volumes exceed the prior four-quarter average volumes by 30% or more will not be counted under these termination guidelines.

  IN WITNESS WHEREOF, each party has caused this Revised Schedule D to be executed by its duly authorized representative on the date first stated above.

  PFPC INC.                                   ST. CLAIR FUNDS, INC., THE MUNDER
                                              FRAMLINGTON FUNDS TRUST, THE
                                              MUNDER FUNDS TRUST, THE
                                              MUNDER FUNDS, INC.

  By: /s/ James W. Nolan                      By: /s/ Melanie Mayo West
      ------------------                          ---------------------
  Name:  James W. Nolan                       Name:  Melanie Mayo West
  Title: Senior Vice President/Managing       Title: Assistant Secretary
         Director
                                                                               4

                                    Exhibit 1

                          List of Funds and Portfolios

                         Revised as of November 1, 2001

THE MUNDER FUNDS INC.
--------------------
Munder Bio(Tech)/2/ Fund
Munder Digital Economy Fund
Munder Large-Cap Growth Fund (formerly Focus Growth; formerly Equity Selection) Munder Fund of Funds (formerly All-Season Aggressive)
Munder Future Technology Fund
Munder International Bond Fund
Munder International NetNet Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund (formerly Growth Opportunities)
Munder Money Market Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund
Munder International Bond Fund
Munder Money Market Fund

THE MUNDER FRAMLINGTON FUNDS TRUST
----------------------------------
Munder Framlington Emerging Markets Fund
Munder Framlington Global Financial Services Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund

THE MUNDER FUNDS TRUST
----------------------
Munder Balanced Fund
Munder Large-Cap Value Fund (formerly Equity Income; formerly Growth & Income) Munder Index 500 Fund
Munder International Equity Fund
Munder Small Company Growth Fund
Munder Bond Fund
Munder Intermediate Bond Fund
Munder U.S. Government Income Fund
Munder Michigan Tax-Free Bond Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Short-Intermediate Bond Fund
Munder Cash Investment Fund
Munder Tax-Free Money Market Fund
Munder U.S. Treasury Money Market Fund
Munder U.S. Treasury Money Market Fund

ST. CLAIR FUNDS, INC.
--------------------
Munder Institutional S&P 500 Index Equity Fund
Munder Institutional S&P MidCap Index Equity Fund
Munder Institutional S&P SmallCap Index Equity Fund
Munder Institutional Short Term Treasury Fund
Munder Institutional Money Market Fund
Munder Institutional Government Money Market Fund
Liquidity Plus Money Market Fund

                                                                               5